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Exhibit 3.86

COMMONWEALTH OF PENNSYLVANIA

ARTICLES OF
INCORPORATION OF

BALDWIN HEALTH CENTER, INC.

TO THE HONORABLE, THE SECRETARY OF THE COMMONWEALTH:

        In compliance with the requirements of section 204 of the Business Corporation Law of the Commonwealth of Pennsylvania, Act of May 5, 1933, P.L. 364, as amended, the undersigned, desiring to be incorporated as a business corporation, does hereby certify in these Articles of Incorporation as follows:

ARTICLE I

Name

        The name of the corporation is BALDWIN HEALTH CENTER, INC. (hereinafter referred to as the "Corporation").

ARTICLE II

Registered Agent

        The location and post office address of the initial registered agent of the Corporation in the Commonwealth of Pennsylvania is c/o Wiggins/Garfield Associates, Suite 1617, The Bigelow, Pittsburg, PA 15219.

ARTICLE III

Purposes

        The purposes for which the Corporation is formed are to engage in and to do any lawful acts concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania.

ARTICLE IV

Terms of Existence

        The term for which the Corporation is to exist is perpetual.

ARTICLE V

Authorized Shares

        The aggregate number of shares of stock which the corporation shall have the authority to issue is one thousand (1000) shares of common stock, and the par value of each of such shares shall be one dollar ($1.00).

ARTICLE VI

Incorporator

        The name and post office address of the incorporator of the Corporation and the number and class of shares subscribed to by such incorporator are as follows:

Name	Address	Number and Class of Shares
Hollis J. Garfield	Suite 1617 The Bigelow Pittsburgh, PA 15219	Two Hundred shares of common stock $1.00 par value

ARTICLE VII

Board of Directors

        The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of such number of Directors, not less than three nor more than four, as shall from time to time be fixed by, or in the manner provided in, the Bylaws.

        The names and addresses of those persons who are to act as Directors until the election and qualification of their respective successors, and who shall constitute the number of Directors of the Corporation until changed as provided in the Bylaws, are:

Name	Address
Sidney Garfield	26055-A Emery Road Cleveland, OH 44128
Evelyn Garfield	26055-A Emery Road Cleveland, OH 44128
Hollis Garfiled	Suite 1617, The Bigelow Pittsburgh, PA 15219

        IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 6th day of June 1985.

/s/ HOLLIS J. GARFIELD Hollis J. Garfiled	(SEAL)

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU

        In compliance with the requirements of section 8.06 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. §1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.
The name of the corporation is

BALDWIN HEALTH CENTER, INC.

2.
The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to confirm to the records of the Department):

c/o WIGGINS/GARFIELD ASSOCIATES, SUITE 1617, THE BIGELOW PITTSBURG, Pennsylvania 15219

3.
The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law Act of May 5, 1933, P.L. 364, as amended

4.
The date of its incorporation is: June 6, 1985

5.
(Check, and if appropriate, complete the following):

          ☐     The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time:	The	day of	, 19	.

Place:

Kind and period of notice

          ☒    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.
At the time of the action of shareholders:

(a)
The total number of shares outstanding was:

      1000 shares of common stock

  (b)
  The number of shares entitled to vote was:

      1000 shares of common stock

7.
In the action taken by the shareholders:

(a)
The number of shares voted in favor of the amendment was:

      1000 shares

  (b)
  The number of shares voted against the amendment was:

      0

8.
The amendment adopted by the shareholders, set forth in full, is as follows: The amendment is set forth in full on Exhibit A which is attached hereto and made a part hereof.

        IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another officer, to be hereunto affixed this 4th day of April, 1986.

BALDWIN HEALTH CENTER, INC.
Attest:	By:	/s/ JOHN HUPP
/s/ HOLLIS GARFIELD	Executive Vice President
Assistant Secretary

EXHIBIT A
TO
ARTICLES OF AMENDMENT
OF BALDWIN HEALTH CENTER, INC.

        1.     Article III of the Articles of Incorporation of Baldwin Health Center, Inc. is hereby amended so as to read in its entirety as follows:

ARTICLES III
PURPOSES

        The purposes for which the Corporation is formed are to engage in and to do any lawful acts concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, including by way of illustration and not limitation, (i) to create a private corporation to acquire and construct nursing home projects, and to operate the same; (ii) to enable the financing of the construction of any such nursing home projects with the assistance of mortgage insurance under the National Housing Act, as amended; (iii) to enter into, perform and carry out contracts of any kind necessary or desirable in connection with the accomplishment of the purposes of the Corporation, including, expressly, any contact or contracts with the Secretary of Housing and Urban Development which may be necessary or desirable to comply with the requirements of the National Housing Act, as amended, and the Regulations of the Secretary thereunder relating to the regulation or restriction of mortgagors as to rents, sales, charges, capital structure, rate of return and methods of operations; (iv) to acquire any property, real or personal, in fee or under lease, or any rights thereon or appurtenant thereto, necessary for the construction and operation of any such projects; and 9v) to borrow money, and to issue evidence of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien in furtherance of any or all the objects of the Corporation's business in connection with said projects; and

        2.     Article V of the Articles of Incorporation of Baldwin Health Center, Inc. is hereby amended so as to read in its entirety as follows:

ARTICLE V
Authorized Shares

        The aggregate number of shares of stock which the Corporation shall have the authority to issue is one hundred thousand (100,000) shares of common stock, and the par value of each of such shares shall be one dollar ($1.00); and

        3.     The articles of Incorporation of Baldwin Health Center, Inc. are hereby amended to add a new Article VIII, which shall read in its entirety as follows:

ARTICLE VIII
Powers

        The Corporation shall have the power to do and perform all things necessary or incidental to the accomplishment of the purposes set forth in Article III hereof, including by way of illustration and not limitation, the power and authority to enter into a Regulatory Agreement with the Secretary of Housing and Urban Development.

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